UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2021

ICONIX BRAND GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10593	11-2481903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway, 3rd Floor, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 730-0030

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	ICON	The NASDAQ Stock Market LLC (NASDAQ Global Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into Material Definitive Agreement.

Iconix Brand Group, Inc., Delaware corporation (the “Company”), received consents from the holder of a majority in principle amount of the Company’s 5.75% Convertible Senior Subordinated Secured Second Lien Notes due 2023 (the “Convertible Notes”) to enter into a first supplemental indenture (“First Supplemental Indenture”) to amend the Indenture, dated as of February 22, 2018 (the “Base Indenture”), by and among the Company, the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (“Trustee”) and as collateral agent, governing the Convertible Notes.

The First Supplemental Indenture amends the Base Indenture by (1) amending and restating the definition of “Ownership Limitation” therein to permit holders of the Convertible Notes to waive the Ownership Limitation under certain circumstances and (2) permitting a holder to convert its Convertible Notes on the same day that the Trustee has received a notice of conversion from such holder.

The foregoing description of the First Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the First Supplemental Indenture, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

4.1
First Supplemental Indenture, dated July 2, 2021, to that certain Indenture, dated February 22, 2018, by and among Iconix Brand Group, Inc. the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee and as collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2021	ICONIX BRAND GROUP, INC.

	By:	/s/ John McClain
		Name:	John McClain
		Title:	Chief Financial Officer